Exhibit 10.1

TRANSFER AGREEMENT

Transfer of Assets and Stock
Powin Corporation

This Agreement of Transfer is made as of July 22, 2016 by and between Powin Corporation, a Nevada Corporation, and Joseph Lu, an individual residing in Tualatin Oregon and with reference to the following:

WHEREAS, Powin Corporation owns all of the outstanding stock of Q Pacific Corporation and Q Pacific Manufacturing Corporation and Powin Industries S. A. de CD, a Mexico Corporation (hereinafter collectively referred to as the Transferred Corporations);

WHEREAS, Joseph Lu is the principal shareholder of Powin Corporation;

WHEREAS, the Transferred Corporations are operating in lines of businesses which are not profitable and not promising and are a drag on the potential value of Powin Corporation’s remaining business, namely Powin Energy Corporation;

WHEREAS, Joseph Lu has offered to relieve Powin Corporation of the burden of owning and operating the Transferred Corporations;

NOW THEREFORE it is hereby agreed as follows:

Powin Corporation hereby transfers to Joseph Lu all of the stock it owns in Q Pacific Corporation, Q Pacific Manufacturing Corporation, and Powin Industries S.A. de CD and any related assets and liabilities pertaining to such corporations and in return therefore Joseph Lu undertakes to assume the liabilities pertaining to such Transferred Corporations including the assumption and cancellation of the outstanding August 15 preferred stock and aggregate face value of approximately $7.6 Million and agrees to hold harmless Powin Corporation from any debts, obligations, liabilities as set forth in the March 31, 2016, Powin Corporation 10-Q of the Transferred Corporations.  Joseph Lu agrees that if the appraisal of the value of the Transferred Corporations exceeds the value of the liabilities pertaining to such corporation and the value of the August 15 preferred stock, he will pay to Powin Corporation such excess, if any.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth above.

POWIN CORPORATION

By:  /s/ Nicholas Goyak
Nicholas Goyak
Secretary
  /s/ Joseph Lu
      Joseph Lu